Exhibit 99.2

Consent of Evercore Group L.L.C.

Transocean Partners LLC

40 George Street, 4th Floor

London, England W1U 7DW

Reference is hereby made to the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that forms a part of the Registration Statement on Form S-4 of Transocean Ltd. filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2016 (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated July 31, 2016 to the conflicts committee of the board of directors of Transocean Partners LLC (the “Transocean Partners Conflicts Committee”) included as Annex B to the Proxy Statement/Prospectus, and to the references to our firm or our opinion letter in the Proxy Statement/Prospectus under the captions “Summary—Opinion of Evercore Group L.L.C.—Financial Advisor to the Transocean Partners Conflicts Committee,” “Summary—Risk Factors Relating to the Merger and Ownership of Transocean Shares,” “Risk Factors—Risks Relating to the Merger,” “The Merger—Background of the Merger,” “The Merger—Transocean Partners Conflicts Committee and Transocean Partners Board Reasons for the Merger,” “The Merger—Financial Forecasts” and “The Merger—Opinion of Evercore Group L.L.C.—Financial Advisor to the Transocean Partners Conflicts Committee.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except in accordance with our prior written consent and except as otherwise set forth in our engagement letter with Transocean Partners LLC dated June 1, 2016.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

EVERCORE GROUP L.L.C.

By:/s/ David B. Andrews

David B. Andrews

Senior Managing Director

Houston, Texas

August 15, 2016